                                                                      EXHIBIT 11

                              HERMAN MILLER, INC.
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE

                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                         Three Months Ended
                                                                                         ------------------
                                                                                         Sept. 2,     Sept. 3,
                                                                                          1995(1)     1994(2)
                                                                                        ---------    -----------


        NET INCOME APPLICABLE
            TO COMMON SHARES                                                               $12,014      $    7,937
                                                                                           =======      ==========

        Weighted Average Common
            Shares Outstanding                                                          24,879,050      24,602,613

        Net Common Shares
            Issuable Upon Exercise
            of Certain Stock Options                                                        58,556         123,478
                                                                                            ------         -------

        WEIGHTED AVERAGE COMMON SHARES
            OUTSTANDING AS ADJUSTED                                                     24,937,606      24,726,091
                                                                                        ==========      ==========

        NET INCOME PER SHARE                                                            $      .48      $      .32
                                                                                        ==========      ==========

(1) Represents 13 weeks
(2) Represents 14 weeks



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